UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2013

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 10, 2013, AMAG Pharmaceuticals, Inc. (the “Company”) entered into an Assignment and Assumption of Lease (the “Assignment Agreement”) with Shire Human Genetic Therapies, Inc. (“Shire”) effecting the assignment to Shire of the right to occupy the Company’s current office space  located at 100 Hayden Avenue, Lexington, Massachusetts (the “Current Space”). The Assignment Agreement was approved by Trustees of 92 Hayden Avenue Trust (the “Lexington Landlord”) pursuant to that certain Consent to Assignment Agreement and Amendment to Lease between the Company, Shire and the Lexington Landlord.  The Company simultaneously entered into a lease agreement (the “Lease”) with BP Bay Colony LLC (the “Landlord”) for the right to occupy 32,217 square feet of office space at 1100 Winter Street, Waltham, Massachusetts (the “Premises”), which Premises will become the Company’s new principal executive offices.  The Company’s new principal executive offices will be approximately 23,000 square feet smaller than its current office space. As a result, the Company anticipates that its lease obligations will decrease by an aggregate of approximately $3.2 million through August 31, 2016, the date on which the lease on the Company’s Current Space is set to expire. The following table illustrates the Company’s future lease obligations under the Waltham, Massachusetts lease and its lease obligations under the recently assigned Lexington, Massachusetts lease, assuming that the Premises are occupied and the Current Space vacated on October 1, 2013.

	Square	Anticipated Lease Obligations (in thousands)
	footage	Q4 2013	2014	2015	2016		2017	2018
Lexington, MA Lease	55,294	$516	$2,115	$2,171	$1,548	*	$—	$—

Waltham, MA Lease	32,217	$94	$1,128	$1,128	$1,128		$1,128	$1,034	*

* Partial Year

Lease with BP Bay Colony LLC

On June 10, 2013, the Company entered into the Lease with the Landlord for the right to occupy the Premises.  The Landlord has agreed to build out the Premises according to plans and specifications agreed to in the Lease, and the parties expect the build-out to be completed in September 2013, at which time the Company plans to move to the Premises and the Premises shall be the new address of the Company’s principal executive offices.

The initial term of the Lease runs until five years and two months from the end of the month in which the Company can occupy the Premises (the “Commencement Date”).  The Company will pay fixed rent in an amount of $1,127,595 per year for the initial term of the Lease and shall also be responsible for its share of annual operating cost overages, real estate taxes and other charges specified in the Lease.  The agreed-upon build-out of the Premises will be at the

Landlord’s cost and expense; however, any increased cost due to any changes to the plans by the Company will be paid for by the Company.

The Company will deposit with the Landlord, as security under the Lease, $400,000, in the form of either cash or a letter of credit, to be reduced to $300,000 on the second anniversary of the Commencement Date. If the Company cannot occupy the Premises by October 8, 2013, the Landlord must credit the Company approximately $5,700 per day until the work is complete. If the work is not complete on or before October 31, 2013, the Company may terminate the Lease. Both of these deadlines are subject to extension for up to an additional 120 days in the case of a force majeure event.

The Company has an option to extend the Lease for one five-year period, subject to certain conditions and at an annual fixed rental rate to be at the then-prevailing market rate as agreed to by the parties.  The Company has a right of first offer to occupy additional space in the building, contiguous to the leased Premises.  The Lease contains additional terms, conditions, events of defaults and covenants customary for a lease agreement, including, among others, an obligation on the Company to maintain certain levels of general liability, business interruption, property and other insurance, surrender conditions of the Premises and indemnification provisions in favor of the Landlord.  In the event of a default by the Company under the Lease, the Landlord has the right to terminate the Lease, take possession of the Premises and, subject to legal limitations, recover monetary damages including unpaid rent.

The Lease is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Assignment Agreement with Shire Human Genetic Therapies, Inc.

On June 10, 2013, the Company entered into the Assignment Agreement providing for the assignment to Shire of the right to occupy the Company’s Current Space. Under the Assignment Agreement, the assignment to Shire will be effective on the later of September 1, 2013 or the vacation by the Company of the Current Space, and Shire will assume all obligations of the Company as the tenant of the Current Space. If the assignment has not occurred by September 30, 2013, the Company must pay Shire an amount equal to approximately $5,700 for each day from September 30, 2013 until the effective date of the assignment occurs. If the assignment does not occur on or before October 31, 2013, Shire may terminate the Assignment Agreement.  Both of these deadlines are subject to extension for up to an additional 120 days in the case of a force majeure event. The Assignment Agreement also provides for the conveyance of furniture and other personal property by the Company to Shire.

The Assignment Agreement is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Statements in this Form 8-K contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding the decrease of the Company’s annual lease obligations are forward-

looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. For example, the Company’s estimated decreased lease obligations under the lease for the Waltham, Massachusetts premises are uncertain and subject to a number of significant variables and other risks identified in our Securities and Exchange Commission (the “SEC”) filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibits:

10.1                        Lease Agreement, dated as of June 10, 2013, by and between AMAG Pharmaceuticals, Inc. and BP BAY COLONY LLC.

10.2                        Assignment and Assumption of Lease, dated as of June 10, 2013, by and among AMAG Pharmaceuticals, Inc., Mortimer B. Zuckerman and Edward H. Linde, Trustees of 92 Hayden Avenue Trust under Declaration of Trust dated August 18, 1983 and Shire Human Genetic Therapies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
General Counsel and Senior Vice President of Legal Affairs

Date: June 13, 2013

EXHIBIT INDEX

Exhibit Number

10.1                        Lease Agreement, dated as of June 10, 2013, by and between AMAG Pharmaceuticals, Inc. and BP BAY COLONY LLC.

10.2                        Assignment and Assumption of Lease, dated as of June 10, 2013, by and among AMAG Pharmaceuticals, Inc., Mortimer B. Zuckerman and Edward H. Linde, Trustees of 92 Hayden Avenue Trust under Declaration of Trust dated August 18, 1983 and Shire Human Genetic Therapies, Inc.